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                                                                    Exhibit 10.2

                            INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (this "Agreement") is entered into as of February 24, 2006, by and among U-Store-It Trust, a Maryland real estate investment trust (the "Company"), U-Store-It, L.P., a Delaware limited partnership (the "Operating Partnership" and together with the Company, the "Indemnitors"), and Kathleen A. Weigand (the "Indemnitee").

     WHEREAS, the Indemnitee is an officer or a member of the Board of Trustees of the Company and in such capacity is performing a valuable service for the Company and the Operating Partnership;

     WHEREAS, Maryland law permits the Company to enter into contracts with its officers or members of its Board of Trustees with respect to indemnification of, and advancement of expenses to, such persons;

     WHEREAS, the Declaration of Trust of the Company (the "Declaration of Trust") authorizes the Company to indemnify and advance expenses to its officers and trustees to the maximum extent permitted by Maryland law in effect from time to time;

     WHEREAS, the Bylaws of the Company (the "Bylaws") provide that each officer and trustee of the Company shall be indemnified by the Company to the maximum extent permitted by Maryland law in effect from time to time and shall be entitled to advancement of expenses consistent with Maryland law;

     WHEREAS, the Company is the general partner of, and conducts substantially all of its business through, the Operating Partnership;

     WHEREAS, the Second Amended and Restated Partnership Agreement of the Operating Partnership (the "Partnership Agreement") provides for indemnification and advancement of expenses to the Company and its officers and trustees consistent with the applicable provisions of Maryland law, subject to the same limitations on indemnity and advancement of expenses that apply under Maryland law to indemnity and advancement of expenses by the Company of its officers and trustees; and

     WHEREAS, to induce the Indemnitee to provide services to the Company as an officer or a member of the Board of Trustees, and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee regardless of, among other things, any amendment to or revocation of the Declaration of Trust, the Bylaws or the Partnership Agreement, or any acquisition transaction relating to the Company, the Indemnitors desire to provide the Indemnitee with protection against personal liability as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Indemnitors and the Indemnitee hereby agree as follows:

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1.   DEFINITIONS.

     For purposes of this Agreement:

     (A)  "Change in Control" shall mean

          i.   the dissolution or liquidation of the Company;

          ii. the merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or immediately following which the persons or entities who were beneficial owners (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of voting securities of the Company immediately prior thereto cease to beneficially own more than fifty percent (50%) of the voting securities of the surviving entity immediately thereafter;

          iii. a sale of all or substantially all of the assets of the Company to another person or entity other than an affiliate of the Company;

          iv. any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) that results in any person or entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than persons who are shareholders or affiliates immediately prior to the transaction) owning thirty percent (30%) or more of the combined voting power of all classes of shares of the Company; or

          v. individuals who, as of the date hereof, constitute the Board of Trustees (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Trustees; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board of Trustees.

     (B) "Corporate Status" describes the status of a person who is or was a trustee or officer of the Company (or of any domestic or foreign predecessor entity of the Company in a merger, consolidation or other transaction in which the


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          predecessor's interest ceased upon consummation of the transaction) or is or was serving at the request of the Company (or any such predecessor entity) as a director, officer, partner (limited or general), member, trustee, employee or agent of any other foreign or domestic corporation, partnership, joint venture, limited liability company, trust, other enterprise (whether conducted for profit or not for profit) or employee benefit plan. The Company (and any domestic or foreign predecessor entity of the Company in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction) shall be deemed to have requested the Indemnitee to serve an employee benefit plan where the performance of the Indemnitee's duties to the Company (or any such predecessor entity) also imposes or imposed duties on, or otherwise involves or involved services by, the Indemnitee to the plan or participants or beneficiaries of the plan.

     (C) "Expenses" shall include all attorneys' and paralegals' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

     (D) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, or any other proceeding, including appeals therefrom, whether civil, criminal, administrative, or investigative, except one initiated by the Indemnitee pursuant to paragraph 8 of this Agreement to enforce such Indemnitee's rights under this Agreement.

     (E) "Special Legal Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, or in the past two years has been, retained to represent
          (i) the Indemnitors or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

2.   INDEMNIFICATION

     The Indemnitee shall be entitled to the rights of indemnification provided in this paragraph 2 and under applicable law, the Declaration of Trust, the Bylaws, the Partnership Agreement, any other agreement, a vote of shareholders or resolution of the Board of Trustees or otherwise if, by reason of such Indemnitee's Corporate Status, such Indemnitee is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding, including a Proceeding by or in the right of the Company or the Operating Partnership. Unless prohibited by paragraph 13 hereof and subject to the other provisions of this Agreement, the Indemnitee shall be indemnified hereunder, to the maximum extent provided by Maryland law in effect from time to time, against judgments, penalties, fines, and settlements and reasonable Expenses actually incurred by or on behalf of such Indemnitee in connection with such Proceeding or any claim, issue or matter therein; provided, however, that if such Proceeding was one by or in the right of


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the Company or the Operating Partnership, indemnification may not be made in respect of such Proceeding if the Indemnitee shall have been adjudged to be liable to the Company or the Operating Partnership. For purposes of this paragraph 2, excise taxes assessed on the Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines.

3.   EXPENSES OF A SUCCESSFUL PARTY

     Without limiting the effect of any other provision of this Agreement and without regard to the provisions of paragraph 6 hereof, to the extent that the Indemnitee is, by reason of such Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding pursuant to a final non-appealable order, such Indemnitee shall be indemnified against all reasonable Expenses actually incurred by such Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding pursuant to a final non-appealable order but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding pursuant to a final non-appealable order, the Indemnitors shall indemnify the Indemnitee against all reasonable Expenses actually incurred by such Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this paragraph and without limitation, the termination of any claim, issue or matter in such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

4.   ADVANCEMENT OF EXPENSES

     The Indemnitors shall advance all reasonable Expenses incurred by the Indemnitee in connection with any Proceeding within 20 days after the receipt by the Indemnitors of a statement from the Indemnitee requesting such advance from time to time, whether prior to or after final disposition of such Proceeding. Such statement shall reasonably evidence the Expenses incurred or to be incurred by the Indemnitee and shall include or be preceded or accompanied by (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Indemnitors as authorized by this Agreement has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the standard of conduct has not been met. The undertaking required by clause (ii) of the immediately preceding sentence shall be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to financial ability to make the repayment.

5.   WITNESS EXPENSES

     Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of such Indemnitee's Corporate Status, a witness for any reason in any Proceeding to which such Indemnitee is not a named defendant or respondent, such Indemnitee shall be indemnified by the Indemnitors against all Expenses actually incurred by or on behalf of such Indemnitee in connection therewith.


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6.   DETERMINATION OF ENTITLEMENT TO AND AUTHORIZATION OF INDEMNIFICATION

     (A) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Indemnitors a written request, including therewith such documentation and information reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

     (B) Indemnification under this Agreement may not be made unless authorized for a specific Proceeding after a determination has been made in accordance with this Section 6(B) that indemnification of the Indemnitee is permissible in the circumstances because the Indemnitee has met the following standard of conduct: the Indemnitors shall indemnify the Indemnitee in accordance with the provisions of paragraph 2 hereof, unless it is established that: (a) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (b) the Indemnitee actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Upon receipt by the Indemnitors of the Indemnitee's written request for indemnification pursuant to subparagraph 6(A), a determination as to whether the applicable standard of conduct has been met shall be made within the period specified in paragraph 6(E):
          (i) if a Change in Control shall have occurred, by Special Legal Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to the Indemnitee, with Special Legal Counsel selected by the Indemnitee (unless the Indemnitee shall request that such determination be made by the person or persons and in the manner provided in clause (ii) of this paragraph 6(B), in which event the provisions of such clause (ii) shall apply) (If the Indemnitee selects Special Legal Counsel to make the determination under this clause (i), the Indemnitee shall give prompt written notice to the Indemnitors advising them of the identity of the Special Legal Counsel so selected); or (ii) if a Change in Control shall not have occurred, (A) by the Board of Trustees by a majority vote of a quorum consisting of trustees not, at the time, parties to the Proceeding, or, if such quorum cannot be obtained, then by a majority vote of a committee of the Board of Trustees consisting solely of two or more trustees not, at the time, parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board of Trustees in which the designated trustees who are parties may participate, (B) by Special Legal Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to the Indemnitee, with Special Legal Counsel selected by the Board of Trustees or a committee of the Board of Trustees by vote as set forth in subparagraph (ii)(A) of this paragraph 6(B), or, if the requisite quorum of the full Board of Trustees cannot be obtained therefor and the committee cannot be established, by a majority of the full Board of Trustees in which trustees who are parties to the Proceeding may participate (If the Indemnitors select Special Legal Counsel to make the determination under this clause (ii), the Indemnitors shall give prompt


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          written notice to the Indemnitee advising him or her of the identity of the Special Legal Counsel so selected) or (C) by the shareholders of the Company. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 10 days after such determination. Authorization of indemnification and determination as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by Special Legal Counsel under clause (B) above, authorization of indemnification and determination as to reasonableness of Expenses shall be made in the manner specified under clause (B) above for the selection of such Special Legal Counsel.

     (C) The Indemnitee shall cooperate with the person or entity making such determination with respect to the Indemnitee's entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any reasonable costs or expenses (including reasonable attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating shall be borne by the Indemnitors (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the Indemnitors hereby indemnify and agree to hold the Indemnitee's harmless therefrom.

     (D) In the event the determination of entitlement to indemnification is to be made by Special Legal Counsel pursuant to paragraph 6(B) hereof, the Indemnitee, or the Indemnitors, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Indemnitors or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the grounds that the Special Legal Counsel so selected does not meet the requirements of "Special Legal Counsel" as defined in paragraph 1 of this Agreement. If such written objection is made, the Special Legal Counsel so selected may not serve as Special Legal Counsel until a court has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to paragraph 6(A) hereof, no Special Legal Counsel shall have been selected or, if selected, shall have been objected to, either the Indemnitors or the Indemnitee may petition a court for resolution of any objection which shall have been made by the Indemnitors or the Indemnitee to the other's selection of Special Legal Counsel and/or for the appointment as Special Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Special Legal Counsel under paragraph 6(B) hereof. The Indemnitors shall pay all reasonable fees and expenses of Special Legal Counsel incurred in connection with acting pursuant to paragraph 6(B) hereof, and all reasonable fees and expenses incident to the selection of such Special Legal Counsel pursuant to this paragraph 6(D). In the event that a determination of entitlement to indemnification is to be made by Special Legal Counsel and such determination


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          shall not have been made and delivered in a written opinion within ninety (90) days after the receipt by the Indemnitors of the Indemnitee's request in accordance with paragraph 6(A), upon the due commencement of any judicial proceeding in accordance with paragraph 8(A) of this Agreement, Special Legal Counsel shall be discharged and relieved of any further responsibility in such capacity.

     (E) If the person or entity making the determination whether the Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Indemnitors of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or
          (ii) a prohibition of such indemnification under applicable law. Such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or entity making said determination in good faith requires additional time for the obtaining or evaluating of documentation and/or information relating thereto. The foregoing provisions of this paragraph 6(E) shall not apply: (i) if the determination of entitlement to indemnification is to be made by the shareholders and if within 15 days after receipt by the Indemnitors of the request for such determination the Board of Trustees resolves to submit such determination to the shareholders for consideration at an annual or special meeting thereof to be held within 75 days after such receipt and such determination is made at such meeting, or (ii) if the determination of entitlement to indemnification is to be made by Special Legal Counsel pursuant to paragraph 6(B) of this Agreement.

7.   PRESUMPTIONS

     (A) In making a determination with respect to entitlement or authorization of indemnification hereunder, the person or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the Indemnitors shall have the burden of proof to overcome such presumption.

     (B) The termination of any Proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

8.   REMEDIES

     (A) In the event that: (i) a determination is made in accordance with the provisions of paragraph 6 that the Indemnitee is not entitled to indemnification under this Agreement, or (ii) advancement of reasonable Expenses is not timely made pursuant to this Agreement, or
          (iii) payment of indemnification due the Indemnitee under this Agreement is not timely made, the Indemnitee shall be entitled to an adjudication in an appropriate court of competent jurisdiction of


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          such Indemnitee's entitlement to such indemnification or advancement of Expenses.

     (B) In the event that a determination shall have been made pursuant to paragraph 6 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this paragraph 8 shall be conducted in all respects as a de novo trial on the merits. The fact that a determination had been made earlier pursuant to paragraph 6 of this Agreement that the Indemnitee was not entitled to indemnification shall not be taken into account in any judicial proceeding commenced pursuant to this paragraph 8 and the Indemnitee shall not be prejudiced in any way by reason of that adverse determination. In any judicial proceeding commenced pursuant to this paragraph 8, the Indemnitors shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

     (C) If a determination shall have been made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, the Indemnitors shall be bound by such determination in any judicial proceeding commenced pursuant to this paragraph 8, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

     (D) The Indemnitors shall be precluded from asserting in any judicial proceeding commenced pursuant to this paragraph 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Indemnitors are bound by all the provisions of this Agreement.

     (E) In the event that the Indemnitee, pursuant to this paragraph 8, seeks a judicial adjudication of such Indemnitee's rights under, or to recover damages for breach of, this Agreement, if successful on the merits or otherwise as to all or less than all claims, issues or matters in such judicial adjudication, the Indemnitee shall be entitled to recover from the Indemnitors, and shall be indemnified by the Indemnitors against, any and all reasonable Expenses actually incurred by such Indemnitee in connection with each successfully resolved claim, issue or matter.

9.   NOTIFICATION AND DEFENSE OF CLAIMS

     The Indemnitee agrees promptly to notify the Indemnitors in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but the failure so to notify the Indemnitors will not relieve the Indemnitors from any liability that the Indemnitors may have to Indemnitee under this Agreement unless the Indemnitors are materially prejudiced thereby. With respect to any such Proceeding as to which Indemnitee notifies the Indemnitors of the commencement thereof:


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     (A)  The Indemnitors will be entitled to participate therein at their own expense.

     (B) Except as otherwise provided below, the Indemnitors will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Indemnitors to Indemnitee of the Indemnitors' election so to assume the defense thereof, the Indemnitors will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the fees and disbursements of such counsel incurred after notice from the Indemnitors of the Indemnitors' assumption of the defense thereof shall be at the expense of Indemnitee unless (a) the employment by counsel by Indemnitee has been authorized by the Indemnitors, (b) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Indemnitors and the Indemnitee in the conduct of the defense of such action, (c) such Proceeding seeks penalties or other relief against the Indemnitee with respect to which the Indemnitors could not provide monetary indemnification to the Indemnitee (such as injunctive relief or incarceration) or (d) the Indemnitors shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and disbursements of counsel shall be at the expense of the Indemnitors. The Indemnitors shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Indemnitors, or as to which Indemnitee shall have reached the conclusion specified in clause (b) above, or which involves penalties or other relief against Indemnitee of the type referred to in clause (c) above.

     (C) The Indemnitors shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Indemnitors' written consent. The Indemnitors shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Indemnitors nor Indemnitee will unreasonably withhold or delay consent to any proposed settlement.

10.  NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE SUBROGATION

     (A) The rights of indemnification and to receive advancement of reasonable Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Declaration of Trust, the Bylaws, the Operating Partnership's Partnership Agreement, any other agreement, a vote of shareholders, a resolution of the Board of Trustees or otherwise, except that any payments otherwise required to be made by the Indemnitors hereunder shall be offset by any and all amounts received by the Indemnitee from any other indemnitor or under one or more liability insurance policies maintained by an indemnitor or otherwise and shall not be duplicative of any other payments received by an Indemnitee from the Indemnitors in respect of


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          the matter giving rise to the indemnity hereunder. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee as a member of the Board of Trustees prior to such amendment, alteration or repeal.

     (B) To the extent that the Company maintains an insurance policy or policies providing liability insurance for trustees and officers of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available and upon any "Change in Control" the Company shall use commercially reasonable efforts to obtain or arrange for continuation and/or "tail" coverage for the Indemnitee to the maximum extent obtainable at such time.

     (C) In the event of any payment under this Agreement, the Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitors to bring suit to enforce such rights.

     (D) The Indemnitors shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

11.  CONTINUATION OF INDEMNITY

     (A) All agreements and obligations of the Indemnitors contained herein shall continue during the period the Indemnitee is an officer or a member of the Board of Trustees of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any threatened, pending or completed Proceeding by reason of such Indemnitee's Corporate Status and during the period of statute of limitations for any act or omission occurring during the Indemnitee's term of Corporate Status. This Agreement shall be binding upon the Indemnitors and their respective successors and assigns and shall inure to the benefit of the Indemnitee and such Indemnitee's heirs, executors and administrators.

     (B) The Company and the Operating Partnership shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company or the Operating Partnership, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company and the Operating Partnership would be required to perform if no such succession had taken place.

12.  SEVERABILITY


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     If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal, or unenforceable.

13.  EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES

     Notwithstanding any other provisions of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of reasonable Expenses under this Agreement with respect to any Proceeding initiated by such Indemnitee against the Indemnitors other than a proceeding commenced pursuant to paragraph 8.

14.  NOTICE TO THE COMPANY SHAREHOLDERS

     Any indemnification of, or advancement of reasonable Expenses, to an Indemnitee in accordance with this Agreement, if arising out of a Proceeding by or in the right of the Company, shall be reported in writing to the shareholders of the Company with the notice of the next Company shareholders' meeting or prior to the meeting.

15. PAYMENT BY THE OPERATING PARTNERSHIP OF AMOUNTS REQUIRED TO BE PAID OR ADVANCED BY THE COMPANY

     The obligations of the Company and the Operating Partnership under this Agreement shall be joint and several. The Operating Partnership shall promptly pay upon demand by the Company or the Indemnitee all amounts the Company is required to pay or advance hereunder.

16.  HEADINGS

     The headings of the paragraph of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

17.  MODIFICATION AND WAIVER

     No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.  NOTICES

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following addresses:

     If to the Indemnitee, to the address set forth in the records of the Company.

     If to the Indemnitors, to:

          U-Store-It Trust
          U-Store-It, L.P.
          6745 Engle Road, Suite 300
          Cleveland, OH 44130
          Attention: Steven Osgood
          Fax No.: 440/234-8776

          with a copy (which shall not constitute notice) to:

          U-Store-It Trust
          6745 Engle Road, Suite 300
          Cleveland, OH 44130
          Attention: Patricia Rocewicky
          Fax No.: 440/234-5899

or to such other address as may have been furnished to the Indemnitee by the Indemnitors or to the Indemnitors by the Indemnitee, as the case may be.

19.  GOVERNING LAW

     The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without application of the conflict of laws principles thereof.

20.  NO ASSIGNMENTS

     The Indemnitee may not assign its rights or delegate obligations under this Agreement without the prior written consent of the Indemnitors. Any assignment or delegation in violation of this Section 20 shall be null and void.

21.  NO THIRD PARTY RIGHTS

     Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

22.  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute an agreement binding on all of the parties hereto.

                  (Remainder of page intentionally left blank.)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        U-STORE-IT TRUST


                                        By: /s/ Robert J. Amsdell
                                            ------------------------------------
                                        Name: Robert J. Amsdell
                                        Title: Chairman of the Board of Trustees
                                               and Chief Executive Officer


                                        U-STORE-IT, L.P.

                                        By: U-Store-It Trust,
                                            its general partner


                                        By: /s/ Robert J. Amsdell
                                            ------------------------------------
                                        Name: Robert J. Amsdell
                                        Title: Chairman of the Board of Trustees
                                               and Chief Executive Officer


                                        INDEMNITEE:


                                        /s/ Kathleen A. Weigand
                                        ----------------------------------------
                                        Kathleen A. Weigand


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